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                                                                    EXHIBIT 99.1

                                   PROXY CARD

                          BUSINESS HOLDING CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                    [-], 2004

                  The undersigned hereby authorizes and appoints David R. Pitts, Chairman, and Rolfe H. McCollister, Jr., Secretary, or either of them, with full power of substitution and re-substitution as proxies to vote all shares of common stock of Business Holding Corporation (the "Company") owned by the undersigned at the Special Meeting of Shareholders to be held at the main office of The Business Bank, 6100 Corporate Boulevard, Baton Rouge, Louisiana 70808, at 5:30 p.m. local time on [-], 2004, and any adjournments thereof, on the following matter as indicated below and such other business as may properly come before the Special Meeting:

         Approval of the merger agreement between the Company and BancorpSouth, Inc.

[ ] FOR                          [ ]  AGAINST                       [ ]  ABSTAIN

      IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

      THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

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      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. A vote against any of the above proposal will not count as a vote for adjournment of the Special Meeting.

                                  Dated: ______________________________, 2004

                                  ______________________Signature of shareholder

                                  _____________________Signature if held jointly

                                  Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED [-] ENVELOPE.